Exhibit 10.18

FLEETMATICS GROUP PLC

2012 EMPLOYEE SHARE PURCHASE PLAN

The purpose of the Fleetmatics Group PLC 2012 Employee Share Purchase Plan (“the Plan”) is to provide eligible employees of Fleetmatics Group PLC (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to subscribe for Ordinary Shares in the capital of the Company, having nominal value Euro 0.01 per share or such alternative nominal value as the Board of Directors (the “Board”) may approve (the “Shares”), Four hundred thousand (400,000) Shares in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board for such purpose. The Administrator has authority at any time to: (i) prescribe, adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to subscribe for Shares under the Plan (“Offerings”). Unless otherwise determined by the

Administrator, the first Offering will begin on November 1, 2012 and will end on April 30, 2013 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each May 1 and November 1 and will end on the last business day occurring on or before the following April 30 and October 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 12 months in duration or overlap any other Offering.

3. Eligibility. Each individual classified as an employee on the payroll records of the Company or a Designated Subsidiary is eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) he or she is customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and has completed at least 30 days of employment immediately prior to the Offering Date. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated

Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein or as may otherwise be determined by the Administrator.

4. Participation.

(a) Participants in Offerings. An eligible employee may elect to be a Participant in any Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the relevant Offering Date (or by such other deadline as shall be established by the Administrator for the relevant Offering).

(b) Enrollment. The enrollment form will (a) state either a whole percentage or an amount to be deducted from an eligible employee’s Remuneration (as defined in Section 11) per pay period, (b) authorize the subscription for Shares in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which Shares subscribed for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and subscriptions will continue at the same amount or percentage of Remuneration for future Offerings, provided he or she remains eligible.

(c) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code or any other applicable law.

5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one (1) percent or ten U.S. dollars (U.S.$10) (or the equivalent amount in the currency in which such eligible employee’s remuneration is paid) per pay period up to a maximum of fifteen (15) percent of such employee’s Remuneration for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions. Payroll deductions shall be made from Remuneration of the Participant after all deductions or withholdings for, or on account of, tax for which the Company or any Designated Subsidiary is obliged to deduct or withhold.

6. Deduction Changes. A Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the relevant Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7. Withdrawal. A Participant may withdraw from participation in any Offering under the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location no later than the 20th day prior to the Exercise Date (or by such other deadline as shall be established by the Administrator for the Offering). The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her. Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may (and must if the employee wishes to recommence participation) enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to subscribe for on the Exercise Date, at the Option Price hereinafter provided for, (a) a number of shares of Shares determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), or (b) two thousand five hundred (2,500) shares or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering, whichever is lowest; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The exercise price for each share subscribed for under each Option (the “Option Price”) will be eight-five (85) percent of the Fair Market Value of the Shares on the Offering Date or Exercise Date, whichever is less; provided, however, that in no event shall the Option Price be less than Euro 0.01 or such greater amount as is equivalent to the nominal value of the Ordinary Shares comprised in the share capital of the Company.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to subscribe for shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits him or her rights to subscribe for stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds U.S.$25,000 of the Fair Market Value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Subscription for Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and such number of whole Shares reserved for the purpose of the Plan as represented by his or her accumulated payroll deductions (at the Option Price) on such date shall be issued to the nominee of the Depository Trust Company to be held for the benefit of the Participant, and the nominee of the Depository Trust Company shall be entered as the registered holder of the shares in the register of members of the Company, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to subscribe for a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10. Issuance of Shares. Registration in book entry form or electronic delivery to the Depository Trust Company representing Shares subscribed for under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker or nominee authorized by the employee to be his, her or their, nominee for such purpose. Shares may be issued upon exercise of an Option from authorized but unissued Shares.

11. Definitions.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the shareholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Exercise Date” means the last business day of an Offering.

The term “Fair Market Value of the Shares” on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such securities exchange on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and issuance by the Company of its Shares.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Remuneration” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or any other applicable law. All other forms of remuneration shall be excluded.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary or the Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a foreign jurisdiction where such Designated Subsidiary or the Company has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary or the Company to fund the subscription for shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan. Any grant of Options to employees of a Designated Subsidiary or the Company under this Section 13 shall be viewed as a separate offering under Section 423 of the Code.

14. Optionees Not Shareholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the Shares covered by an Option under the Plan until such shares have been subscribed for and issued to him or her.

15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant. Any Option shall, unless determined by the Administrator, lapse forthwith if a Participant purports to sell, assign, transfer, encumber or otherwise dispose of any Option except in accordance with the express terms of the Plan or as may otherwise permitted by the Administrator in its absolute discretion.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Shares. In the event of a subdivision of issued Shares, the payment of a dividend in Shares or any other change affecting the Shares or the capital of the Company, the number of Shares approved for the Plan (including the maximum annual increase) and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect except that, without the approval within 12 months of such Board action by the shareholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require shareholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. A Participant shall not be entitled to any compensation or damages whatsoever or howsoever described, by reason of any termination, withdrawal or alteration of rights or expectations under the Plan.

19. Insufficient Shares. If the total number of Shares that would otherwise be subscribed for on any Exercise Date plus the number of Shares subscribed for under previous Offerings under the Plan exceeds the maximum number of Shares issuable under the Plan, the Shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to subscribe for Shares on such Exercise Date. If Shares covered by an Option result in the number of Shares that may be issued under the Plan being exceeded, such Option shall be void with respect to such excess Shares and the Company shall have no liability therefor.

20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to issue and allot Shares under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such Shares.

22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Ireland, applied without regard to conflict of law principles.

23. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding in any jurisdictions in which a Participant is liable to tax on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes (including any social security contributions, levies and charges) from any payment of any kind otherwise due to the Participant, including Shares issuable under the Plan. Each Participant agrees, by entering into the Plan, that he or she shall, within all appropriate time limits, make filings, returns and payments that may be required for or on account of any tax relating to their participation in the Plan and shall provide the Company and any Subsidiary with any Details that may reasonably be requested in relation to the tax status of the Participant.

24. Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of Shares subscribed for under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Shares were subscribed for.

25. Employment and Other Rights. Neither the Plan nor any Option shall confer upon any Participant any right with respect to continuing the Participant’s employment relationship with the Company or any Designated Subsidiary, nor shall they interfere in any way with the

Participant’s right or the right of the Company or any Designated Subsidiary to terminate such employment relationship at any time, with or without cause. The Plan shall not form part of any contract of employment between the Company or any Designated Subsidiary and any employee. Any benefit to an employee under the Plan shall not form part of his or her remuneration or count as remuneration for pension fund or other purposes. Subject to Section 12, it shall be a condition of the Plan that, in the event of the termination of a Participant’s status as an employee (for whatever reason), he or she shall not be entitled to any remuneration whatsoever by reason of any alteration or termination, thereon, of his or her rights or expectations under the Plan.

26. Ranking. Any Shares allotted pursuant to the exercise of Options granted under the Plan shall rank pari passu in all respects with the Ordinary Shares in the capital of the Company in issue at the date of exercise of such Options and shall participate in all dividends or other distributions which may be declared, made or paid by reference to a record date after such date, but not before.

27. Brokerage Account. At the Company’s election, the delivery of any Shares to be issued under the Plan may occur through a transfer agent or brokerage account established for this purpose (including an account with the Depository Trust Company) and the Company may require as a condition to participation in the Plan that each grantee establish an account with a brokerage firm selected by the Company.

28. Restrictions on Exercise. The Administrator may, in its discretion, require as conditions to the exercise of any Option that any shares due to be delivered upon the exercise of such Option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that a registration statement under the Securities Act of 1933, as amended, with respect to the relevant shares shall be effective.

29. Execution. The Administrator shall be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan insofar as such document is required to be executed pursuant hereto.

30. Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or otherwise under the Plan unless the exercise of such Option and the issuance and delivery of such shares shall comply with all applicable laws and the inability of the Company to obtain authority from any regulatory body or other third party having jurisdiction, which authority is deemed by the Company’s legal counsel to be necessary to the lawful issuance and allotment of any shares under the Plan, shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.

31. Trading Policy Restrictions. Option exercises under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

32. Effective Date and Approval of Shareholders. Subject to approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present or by written consent of the shareholders, the Plan shall take effect on the November 1, 2012, provided that the Initial Public Offering has occurred by such date.

APPROVED BY THE BOARD OF DIRECTORS: September     , 2012

APPROVED BY THE SHAREHOLDERS: September     , 2012

APPENDIX A

Designated Subsidiaries

FleetMatics UK Ltd

FleetMatics USA Group Holdings, Inc.

FleetMatics USA Holdings, Inc.

SageQuest LLC

FleetMatics USA, LLC

FleetMatics Ireland Ltd

FleetMatics Patents Ltd

14